Exhibit 99.1

Cabot Corp Reports Third Quarter Fiscal 2019 Results

Diluted EPS of $0.55 and Adjusted EPS of $1.00

BOSTON--(BUSINESS WIRE)--August 5, 2019--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2019.

Key Highlights

♦ Strong quarterly Reinforcement Materials performance with an $11 million sequential improvement in EBIT

♦ Continued benefits from our calendar year 2019 tire customer agreements

♦ Volumes and product mix across Reinforcement Materials and Performance Chemicals impacted by continued soft automotive production and the challenging business environment in China

♦ Fumed silica plant in Wuhai, China commissioned in the quarter

♦ Completed divestiture of Specialty Fluids business for $135 million

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	6/30/19	6/30/18	6/30/19	6/30/18

Net sales	$845	$854	$2,510	$2,392
Net income (loss) attributable to Cabot Corporation	$32	$88	$124	$(207)

Net earnings (loss) per share attributable to Cabot Corporation	$0.55	$1.40	$2.08	$(3.36)
Less: Certain items after tax per share	$(0.45)	$0.34	$(0.78)	$(6.37)
Adjusted EPS	$1.00	$1.06	$2.86	$3.03

Commenting on the results, Cabot President and CEO Sean Keohane said, “We delivered solid results in the third quarter with adjusted earnings per share of $1.00 despite a challenging economic environment that impacted results in the Reinforcement Materials and Performance Chemicals segments. Among the challenges we faced were a weak business environment in China and continued softness in automotive production, particularly in China and EMEA. These factors were partially offset by the favorable impact from calendar year 2019 tire customer agreements and the improved results in our Purification Solutions segment. Given the current business environment, we continued to take actions to reduce costs and have lowered our capital expenditures forecast for the year.”

Keohane continued, “Cash generation and return remain important elements of our capital allocation framework. During the quarter we generated strong cash flows from operations of $115 million and increased our dividend by 6%. We returned $52 million in the quarter through share repurchases and dividends and a total of $307 million over the last four quarters. On the strategic front, we completed the divestiture of our Specialty Fluids business with proceeds of $135 million. We also remain committed to investing for growth in our core businesses and commissioned our fumed silica plant in Wuhai, China in the third quarter of fiscal 2019.“

Financial Detail
For the third quarter of fiscal 2019, net income attributable to Cabot Corporation was $32 million ($0.55 per diluted common share). Net income includes an after-tax per share charge of ($0.45) from certain items, principally reflecting an additional tax expense from recently finalized U.S. Treasury Regulations related to U.S. tax reform enacted in 2017. Adjusted EPS for the third quarter of fiscal 2019 was $1.00 per share.

Segment Results
Reinforcement Materials – Third quarter fiscal 2019 EBIT in Reinforcement Materials decreased by $2 million compared to the third quarter of fiscal 2018. The decrease in EBIT was principally due to lower margins in China and reduced volumes associated with weak automotive production. These impacts were partially offset by the favorable terms of our calendar year 2019 tire customer agreements. Globally, volumes decreased 2% year-over-year as indicated in the table below. Volumes improved 2% in Asia driven by China, decreased 7% in EMEA due to softer automotive production, and declined 3% in the Americas from weaker volumes in Latin America.

Third quarter Year over Year Change
Changes in Global Reinforcement Materials Volumes	(2%)
Asia	2%
Europe, Middle East, Africa (EMEA)	(7%)
Americas	(3%)

Performance Chemicals -- Third quarter fiscal 2019 EBIT in Performance Chemicals decreased by $19 million compared to the third quarter of fiscal 2018 primarily due to lower volumes and a less favorable product mix. The less favorable product mix was attributed primarily to our specialty carbons product line where we saw continued weakness in automotive and fiber products. Year-over-year, volumes decreased by 2% in the Performance Additives business primarily due to the fumed metal oxides product line and decreased 2% in the Formulated Solutions business due to lower sales in our inkjet colorants product line.

Purification Solutions – Third quarter fiscal 2019 EBIT in Purification Solutions increased by $7 million compared to the third quarter of fiscal 2018 due to higher volumes and prices in specialty applications and the benefit from lower fixed costs as a result of the transformation plan we began implementing this year.

Specialty Fluids – Third quarter fiscal 2019 EBIT in Specialty Fluids decreased by $1 million compared to the third quarter of fiscal 2018 due to the mix of project activity.

Cash Performance – The Company ended the third quarter of fiscal 2019 with a cash balance of $147 million. During the third quarter of fiscal 2019, cash flows from operating activities were $115 million, which included a $16 million decrease in net working capital. Capital expenditures for the third quarter of fiscal 2019 were $58 million. We now expect full year capital expenditures to be in the range of $230 - $240 million. Additional uses of cash during the third quarter included $20 million for dividends and $32 million for repurchases of our common stock.

Taxes – During the third quarter of fiscal 2019, the Company recorded a tax charge of $30 million for an effective tax rate of 43% and an operating tax rate of 23%. The charge included a $13 million net charge from tax-related certain items.

Outlook
Commenting on the outlook for the Company, Keohane said, “While earlier in the year, we had expected strengthening automotive production in the back half of the year, as well as a resolution to the U.S. and China trade dispute, we are not seeing evidence of these yet. As a result, we now anticipate full year 2019 Adjusted EPS to be at a comparable level to fiscal 2018. This reflects a strong fourth quarter based on the startup of our new fumed silica plant, targeted customer actions and incremental cost measures. Given the challenging business environment, we also continue to manage our capital expenditures and reduce working capital levels. Finally, we are committed to generating strong cash flow, investing for the future in our core businesses and returning cash to shareholders.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, August 6, 2019. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for Adjusted EPS for fiscal 2019 and capital management plans, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated delays in site development projects; fluctuations in foreign currency exchange and interest rates; and changes in global trade policies. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2018, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure, and Discretionary Free Cash Flow to cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we have excluded from our calculations of Adjusted EPS, as applicable, but that have been included in our GAAP net income (loss) per share, as applicable, are described below.

  Asset impairment charges, which primarily included charges associated with an impairment of goodwill or other long-lived assets.
  Inventory reserve adjustment, which resulted from an evaluation performed as part of an impairment analysis.
  Global restructuring activities, which included costs or benefits associated with cost reduction initiatives or plant closures and were primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Legal and environmental reserves and matters, which consisted of costs or benefits for matters typically related to former businesses or that were otherwise incurred outside of the ordinary course of business.
  Gains (losses) on sale of investments, which primarily related to the sale of investments accounted for under the cost-method.
  Gains (losses) on sale of businesses
  Executive transition costs, which included incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Acquisition and integration-related charges, which included transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Non-recurring gains (losses) on foreign currency, which primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.

Cabot does not provide a target GAAP EPS range or reconciliation of the Adjusted EPS range with a GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our four reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which included unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued liabilities.

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2019	2018	2019	2018

Net sales and other operating revenues (A)………………………………………………..	$845	$854	$2,510	$2,392

Cost of sales (A)(B)........................................................................................................................	675	657	1,996	1,831

Gross profit....................................................................................................	170	197	514	561

Selling and administrative expenses (B) ……………………………………………………	65	74	208	223

Research and technical expenses.........................................................................	16	17	47	48

Specialty Fluids loss on sale and asset impairment charge.....................................	8	—	28	—

Purification Solutions long-lived assets impairment charge.......................................	—	—	—	162

Purification Solutions goodwill impairment charge...................................................	—	—	—	92

Income (loss) from operations......................................................................	81	106	231	36

Other income (expense)

Interest and dividend income............................................................................	2	2	6	8

Interest expense.............................................................................................	(14)	(14)	(43)	(41)

Other income (expense) (B) ........................................................................................................................................	—	1	(6)	13

Total other income (expense)......................................................................	(12)	(11)	(43)	(20)

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies..................................................................	69	95	188	16

(Provision) benefit for income taxes........................................................................	(30)	4	(43)	(194)

Equity in earnings of affiliated companies, net of tax ...............................................	1	—	1	2

Net income (loss)..........................................................................................	40	99	146	(176)

Net income (loss) attributable to noncontrolling interests.........................................	8	11	22	31

Net income (loss) attributable to Cabot Corporation.....................................	$32	$88	$124	$(207)

Diluted earnings per share of common stock
attributable to Cabot Corporation

Net income (loss) attributable to Cabot Corporation (C)...........................................................................	$0.55	$1.40	$2.08	$(3.36)

Weighted average common shares outstanding

Diluted (C)..........................................................................................................................	58.4	62.3	59.2	61.8
(A)	Beginning in fiscal 2019 as part of the adoption of the new accounting standard for revenue recognition, the Company now presents revenue from by-products produced in manufacturing operations in Net sales and other operating revenues, which in prior years was included as a reduction in Cost of sales.

(B)	Fiscal 2018 amounts have been recast to reflect the retrospective application of the Company’s adoption of the new accounting standard that amends the presentation of net periodic pension and postretirement benefit costs. This adoption resulted in an increase in Cost of sales of $3 million and $7 million, an increase in Selling and administrative expenses of less than $1 million and $2 million, and an increase in Other income (expense) of $3 million and $9 million for the three and nine months ended June 30, 2018, respectively.

(C)	The weighted average common shares outstanding used to calculate earnings per share for the nine months ended June 30, 2018 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2019	2018	2019	2018

Sales

Reinforcement Materials.......................................................................................	$461	$466	$1,363	$1,307

Performance Chemicals........................................................................................	251	274	736	771
Performance Additives (A)..................................................................................	172	188	518	524

Formulated Solutions (A)...................................................................................	79	86	218	247

Purification Solutions............................................................................................	73	70	210	206

Specialty Fluids...................................................................................................	13	12	56	24

Segment sales...............................................................................................	798	822	2,365	2,308

Unallocated and other (B)………..............................................................................................................................................	47	32	145	84

Net sales and other operating revenues.............................................................	$845	$854	$2,510	$2,392

Segment Earnings Before Interest and Taxes (C)

Reinforcement Materials.......................................................................................	$72	$74	$195	$215

Performance Chemicals........................................................................................	37	56	111	160

Purification Solutions............................................................................................	1	(6)	(1)	(6)

Specialty Fluids...................................................................................................	2	3	24	(2)

Total Segment Earnings Before Interest and Taxes.....................................	112	127	329	367

Unallocated and Other

Interest expense..................................................................................................	(14)	(14)	(43)	(41)

Certain items (D)...................................................................................................	(14)	(3)	(61)	(260)

Unallocated corporate costs..................................................................................	(14)	(15)	(39)	(45)

General unallocated income (expense) (E)...............................................................	—	—	3	(3)

Less: Equity in earnings of affiliated companies......................................................	1	—	1	2

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies..................................................................	69	95	188	16

(Provision) benefit for income taxes (including tax certain items)...............................	(30)	4	(43)	(194)

Equity in earnings of affiliated companies...............................................................	1	—	1	2

Net income (loss).....................................................................................	40	99	146	(176)

Net income attributable to noncontrolling interests..................................................	8	11	22	31

Net income (loss) attributable to Cabot Corporation.....................................	$32	$88	$124	$(207)

Diluted earnings per share of common stock
attributable to Cabot Corporation

Net income (loss) attributable to Cabot Corporation (F) ……………………………….	$0.55	$1.40	$2.08	$(3.36)

Adjusted earnings per share

Adjusted EPS (G).............................................................................................	$1.00	$1.06	$2.86	$3.03

Weighted average common shares outstanding

Diluted (F).........................................................................................................	58.4	62.3	59.2	61.8
(A)	In October 2018, the Company realigned its business reporting structure under the Performance Chemicals segment and now combines the specialty carbons, fumed metal oxides and aerogel product lines into the Performance Additives business, and the specialty compounds and inkjet product lines into the Formulated Solutions business. Prior period Performance Chemicals segment revenues have been recast to reflect the realignment.

(B)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable. Beginning in fiscal 2019 as part of the adoption of the new accounting standard for revenue recognition, the Company now presents revenue from by-products produced in manufacturing operations in Unallocated and other.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and the profit related to the corporate adjustment for unearned revenue.

(F)	The weighted average common shares outstanding used to calculate earnings per share for the nine months ended June 30, 2018 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions (unaudited)	2019	2018

Current assets:

Cash and cash equivalents.......................................................................................................	$147	$175

Accounts and notes receivable, net of reserve for doubtful accounts of $4 and $7..........................	611	637

Inventories:

Raw materials....................................................................................................................	125	129

Work in process.................................................................................................................	—	3

Finished goods...................................................................................................................	340	329

Other.................................................................................................................................	53	50

Total inventories............................................................................................................	518	511

Prepaid expenses and other current assets...............................................................................	59	63

Total current assets..................................................................................................	1,335	1,386

Property, plant and equipment, net.................................................................................................	1,336	1,296

Goodwill......................................................................................................................................	92	93

Equity affiliates.............................................................................................................................	39	52

Intangible assets, net ...................................................................................................................	100	98

Assets held for rent......................................................................................................................	—	118

Deferred income taxes..................................................................................................................	146	134

Other assets................................................................................................................................	71	67

Total assets.................................................................................................................................	$3,119	$3,244

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2019	2018

Current liabilities:

Short-term borrowings..............................................................................................................	$84	$249

Accounts payable and accrued liabilities...................................................................................	553	613

Income taxes payable..............................................................................................................	3	29

Current portion of long-term debt...............................................................................................	5	35

Redeemable preferred stock.....................................................................................................	—	26

Total current liabilities.........................................................................................................	645	952

Long-term debt.............................................................................................................................	1,017	719

Deferred income taxes..................................................................................................................	40	42

Other liabilities.............................................................................................................................	191	252

Stockholders' equity:

Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—

Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 57,952,863 and 60,566,375 shares
Outstanding: 57,758,660 and 60,366,569 shares	58	61

Less cost of 194,203 and 199,806 shares of common treasury stock	(6)	(7)

Additional paid-in capital...............................................................................................................	—	—

Retained earnings.........................................................................................................................	1,351	1,417

Accumulated other comprehensive income ....................................................................................	(311)	(317)

Total Cabot Corporation stockholders' equity..............................................................................	1,092	1,154

Noncontrolling interests............................................................................................................	134	125

Total stockholders' equity...............................................................................................	1,226	1,279

Total liabilities and stockholders' equity..........................................................................................	$3,119	$3,244

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2018					Fiscal 2019
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q		FY

Sales
Reinforcement Materials.............................................................	$387	$454	$466	$467	$1,774	$457	$445	$461	$	―	$1,363
Performance Chemicals.............................................................	229	268	274	257	1,028	231	254	251		—	736
Performance Additives (A).......................................................	159	177	188	183	707	167	179	172		—	518
Formulated Solutions (A).........................................................	70	91	86	74	321	64	75	79		—	218
Purification Solutions.................................................................	70	66	70	73	279	65	72	73		—	210
Specialty Fluids........................................................................	6	6	12	21	45	19	24	13		—	56
Segment sales.....................................................................	692	794	822	818	3,126	772	795	798		—	2,365
Unallocated and other (B)…………………………………………………	28	24	32	32	116	49	49	47		—	145

Net sales and other operating revenues.......................................	$720	$818	$854	$850	$3,242	$821	$844	$845	$	―	$2,510

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials.............................................................	$62	$79	$74	$64	$279	$62	$61	$72	$	―	$195
Performance Chemicals.............................................................	47	57	56	40	200	36	38	37		—	111
Purification Solutions.................................................................	6	(6)	(6)	(1)	(7)	(3)	1	1		—	(1)
Specialty Fluids........................................................................	(2)	(3)	3	10	8	10	12	2		—	24
Total Segment Earnings Before Interest and Taxes..................	113	127	127	113	480	105	112	112		—	329

Unallocated and Other
Interest expense........................................................................	(13)	(14)	(14)	(13)	(54)	(15)	(14)	(14)		—	(43)
Certain items (D)……………………………………………………………	7	(264)	(3)	12	(248)	(10)	(37)	(14)		—	(61)
Unallocated corporate costs.......................................................	(14)	(16)	(15)	(16)	(61)	(12)	(13)	(14)		—	(39)
General unallocated income (expense) (E)……………………………	—	(3)	—	5	2	2	1	—		—	3
Less: Equity in earnings of affiliated companies............................	1	1	—	—	2	—	—	1		—	1

Income (loss) from continuing operations before income taxes and
equity in earnings of affiliated companies...............................	92	(171)	95	101	117	70	49	69		—	188
		—		—			—			—
(Provision) benefit for income taxes (including tax certain items)....	(205)	7	4	1	(193)	7	(20)	(30)		—	(43)
Equity in earnings of affiliated companies.....................................	1	1	—	—	2	—	—	1		—	1

Net income (loss)................................................................	(112)	(163)	99	102	(74)	77	29	40		—	146

Net income (loss) attributable to noncontrolling interests...............	10	10	11	8	39	8	6	8		—	22

Net income (loss) attributable to Cabot Corporation..........	$(122)	$(173)	$88	$94	$(113)	$69	$23	$32	$	―	$124

Diluted earnings per share of common stock
attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (F)................	$(1.98)	$(2.80)	$1.40	$1.51	$(1.85)	$1.14	$0.39	$0.55		$—	$2.08

Adjusted earnings per share
Adjusted EPS (G)...........................................................................	$0.93	$1.04	$1.06	$1.00	$4.03	$0.87	$0.99	$1.00		$—	$2.86

Weighted average common shares outstanding
Diluted (F)..............................................................................................	61.9	61.8	62.3	61.7	61.7	60.1	59.3	58.4		—	59.2
(A)	In October 2018, the Company realigned its business reporting structure under the Performance Chemicals segment and now combines the specialty carbons, fumed metal oxides and aerogel product lines into the Performance Additives business, and the specialty compounds and inkjet product lines into the Formulated Solutions business. Prior period Performance Chemicals segment revenues have been recast to reflect the realignment.

(B)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable. Beginning in fiscal 2019 as part of the adoption of the new accounting standard for revenue recognition, the Company now presents revenue from by-products produced in manufacturing operations in Unallocated and other.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and the profit related to the corporate adjustment for unearned revenue.
(F)	The weighted average common shares outstanding used to calculate earnings per share for all periods in fiscal 2018, except for the three months ended June 30 and September 30, 2018, excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in those periods.

(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2019	2018	2019	2018

Cash Flows from Operating Activities:

Net income (loss)...................................................................................................	$40	$99	$146	$(176)

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization..............................................................................	37	38	110	117

Other non-cash charges, net................................................................................	19	(22)	33	402

Changes in assets and liabilities:

Changes in certain working capital items (A)……………………………………………….	16	(58)	(73)	(188)

Changes in other assets and liabilities, net............................................................	3	4	(52)	(20)

Cash dividends received from equity affiliates.........................................................	—	1	2	8

Cash provided by (used in) operating activities...............................................	115	62	166	143

Cash Flows from Investing Activities:

Additions to property, plant and equipment...............................................................	(58)	(58)	(155)	(167)

Proceeds from sale of business, net of cash held in escrow of $5, $—, $5 and $—......	130	—	130	—

Cash paid for acquisition of business, net of cash acquired of $—, $—, $— and $1......	(3)	—	(3)	(64)

Other investing activities, net...................................................................................	(4)	4	(5)	20

Cash used in investing activities...................................................................	65	(54)	(33)	(211)

Cash Flows from Financing Activities:

Change in debt, net................................................................................................	(147)	44	104	53

Cash dividends paid to common stockholders...........................................................	(20)	(21)	(60)	(60)

Other financing activities, net...................................................................................	(37)	(41)	(190)	(62)

Cash used in financing activities...................................................................	(204)	(18)	(146)	(69)

Effect of exchange rates on cash..................................................................................	(5)	(38)	(15)	(12)

Increase (decrease) in cash and cash equivalents..........................................................	(29)	(48)	(28)	(149)

Cash and cash equivalents at beginning of period...........................................................	176	179	175	280

Cash and cash equivalents at end of period...................................................................	$147	$131	$147	$131
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30	Three Months			Nine Months
Dollars in millions, except per share amounts (unaudited)	2019		2018	2019	2018

Certain items before and after income taxes

Specialty Fluids loss on sale and asset impairment charge	$(8)	$	―	$(28)	$ ―
Equity affiliate investment impairment charge	—		—	(11)	—
Purification Solutions goodwill and long-lived asset impairment charge	—		—	—	(254)
Inventory reserve adjustment	—		—	—	(13)
Global restructuring activities	(4)		(1)	(15)	7
Legal and environmental matters and reserves	—		—	(1)	(6)
Gains (losses) on sale of investments	—		—	—	10
Acquisition and integration-related charges	(1)		—	(5)	(1)
Other certain items	(1)		(2)	(1)	(3)
Total certain items, pre-tax	(14)		(3)	(61)	(260)

Tax impact of certain items (A)	1		(2)	4	28
Certain items after tax (excluding discrete tax items)	(13)		(5)	(57)	(232)

Certain items after tax per share impact (excluding discrete tax items)	$(0.22)		$(0.08)	$(0.95)	$(3.72)

Tax-related certain items

Discrete tax items	(14)		26	10	(164)

Total tax-related certain items	(14)		26	10	(164)
Total tax-related certain items per share impact	(0.23)		0.42	0.17	(2.65)

Total certain items after tax	$(27)		$21	$(47)	$(396)
Total certain items after tax per share impact	$(0.45)		$0.34	$(0.78)	$(6.37)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months			Nine Months
Dollars in millions, Pre-Tax (unaudited)	2019		2018	2019	2018

Statement of Operations Line Item (B)

Cost of sales	$(3)		$(3)	$(13)	$(14)
Selling and administrative expenses	(2)		—	(9)	(2)
Research and technical expenses	—		—	(1)	—
Other income (expense)	(1)		—	(10)	10
Specialty Fluids held for sale asset impairment charge	(8)		—	(28)	—
Purification Solutions long-lived assets impairment charge	—		—	—	(162)
Purification Solutions goodwill impairment charge	—		—	—	(92)
Total certain items, pre-tax	$(14)		$(3)	$(61)	$(260)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended June 30	Three Months			Nine Months
Dollars in millions (unaudited)	2019		2018	2019	2018

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$(30)		$4	$(43)	$(194)

Less: Tax impact of certain items	1		(2)	4	28

Less: Tax-related certain items	(14)		26	10	(164)

(Provision) benefit for income taxes, excluding certain items	$(17)		$(20)	$(57)	$(58)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended June 30	Three Months			Nine Months		Forecast
Dollars in millions (unaudited)	2019		2018	2019	2018	2019

Reconciliation of the effective tax rate to the operating tax rate (C)

(Provision) benefit for income taxes	$(30)		$4	$(43)	$(194)	N/A

Effective tax rate	43%		(3)%	23%	1202%	23%
			23.00		23.00
Impact of discrete tax items: (D)
Unusual or infrequent items	(22)%		3%	3%	(1143)%	2%
Items related to uncertain tax positions	—%		(1)%	2%	(13)%	1%
Other discrete tax items	4%		23%	—%	136%	—%
Impact of certain items	(2)%		(1)%	(5)%	(161)%	(3)%
Operating tax rate	23%		21%	23%	21%	23%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2019 and FISCAL 2018
	Fiscal 2019 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q		June Q	Sept. Q	FY 2019
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.14		$0.39	$0.55	$—	$2.08
Less: Certain items after tax per share	0.27		(0.60)	(0.45)	—	(0.78)
Adjusted earnings per share	$0.87		$0.99	$1.00	$—	$2.86

	Fiscal 2018 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q		June Q	Sept. Q	FY 2018
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.98)		$(2.80)	$1.40	$1.51	$(1.85)
Less: Certain items after tax per share	(2.89)		(3.82)	0.34	0.51	(5.86)
Less: Dilutive impact of shares (F)	(0.02)		(0.02)	—	—	(0.02)
Adjusted earnings per share	$0.93		$1.04	$1.06	$1.00	$4.03
(A)	The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	For fiscal year 2019, the Effective tax rate and Operating tax rate are both expected to be 23%.
(D)	For the three and nine months ended June 30, 2019, Impact of discrete tax items included a net discrete tax expense of $14 million and a net discrete tax benefit of $10 million, respectively. For the three and nine months ended June 30, 2018, Impact of discrete tax items included a net discrete tax benefit of $26 million and a net discrete tax expense of $164 million, respectively. The nature of the discrete tax items for the periods ended June 30, 2019 and 2018 were as follows: (i) Unusual or infrequent items during the three and nine months ended June 30, 2019 and 2018 consisted of the net tax impacts of the Tax Cuts and Jobs Act of 2017 (net tax expense of $17 million and nil and net tax benefit of $4 million and net tax expense of $185 million, respectively), changes in valuation allowances on beginning of year tax balances (fiscal 2019 only), excludible foreign exchange gains and losses in certain jurisdictions, impacts related to stock compensation deductions, and the tax impacts of a pension settlement (fiscal 2019 nine months only). Additionally, unusual or infrequent items during the three and nine months ended June 30, 2018 included net tax impacts from cash management activities and foreign exchange (gain)/loss on the re-measurement of a deferred tax liability (fiscal 2018 nine months only); (ii) Items related to uncertain tax positions during the three and nine months ended June 30, 2019 and 2018 included net tax impacts from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations and the settlement of tax audits, the accrual of interest on uncertain tax positions, and the refinement of the accrual for existing uncertain tax positions (fiscal 2018 only); (iii) Other discrete tax items during the three and nine months ended June 30, 2019 and 2018 included net tax impacts as a result of changes in non-US tax laws as well as various return to provision adjustments related to tax return filings and audit settlements. Additionally, other discrete tax items during the three and nine months ended June 30, 2018 included changes in valuation allowances on beginning of year tax balances.

(E)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.
(F)	Due to the Company’s net loss position, GAAP EPS for all periods in fiscal 2018, except for the three months ended June 30 and September 30, 2018, has been calculated using basic weighted average shares to avoid anti-dilution. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. This reconciling item is applicable to individual periods presented but does not sum cumulatively. The net loss for the twelve months ended September 30, 2018 is driven by a discrete tax item and impairment charges, so the Company believes this approach provides the most comparable presentation possible.

Third Quarter Earnings Announcement, Fiscal 2019

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		Fiscal 2019 (A)
		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation		$1.14	$0.39	$0.55		$—	$2.08
Less: Certain items after tax		0.27	(0.60)	(0.45)		—	(0.78)
Adjusted earnings per share		$0.87	$0.99	$1.00		$—	$2.86

(A)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

Dollars in millions		Fiscal 2019
		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation		$69	$23	$32	$	―	$124
Net income (loss) attributable to noncontrolling interests		8	6	8		—	22
Equity in earnings of affiliated companies, net of tax		—	—	(1)		—	(1)
Provision (benefit) for income taxes		(7)	20	30		—	43
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies		$70	$49	$69	$	―	$188
Interest expense		15	14	14		—	43
Certain items		10	37	14		—	61
Unallocated corporate costs		12	13	14		—	39
General unallocated (income) expense		(2)	(1)	—		—	(3)
Less: Equity in earnings of affiliated companies		—	—	(1)		—	(1)
Total Segment EBIT		$105	$112	$112	$	―	$329
Total Depreciation and amortization		35	38	37		—	110
Adjustments to depreciation (B)		—	(1)	—		—	(1)
Total Segment EBITDA		$140	$149	$149	$	―	$438
Less: Unallocated corporate costs		12	13	14		—	39
Adjusted EBITDA		$128	$136	$135	$	―	$399

(B)	Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019
Reinforcement Materials EBIT		$62	$61	$72	$	―	$195
Reinforcement Materials Depreciation and amortization		16	17	18		—	51
Reinforcement Materials EBITDA		$78	$78	$90	$	―	$246
Reinforcement Materials Sales		$457	$445	$461	$	―	$1,363
Reinforcement Materials EBITDA Margin		17%	18%	20%		—%	18%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019
Performance Chemicals EBIT		$36	$38	$37	$	―	$111
Performance Chemicals Depreciation and amortization		12	13	12		—	37
Performance Chemicals EBITDA		$48	$51	$49	$	―	$148
Performance Chemicals Sales		$231	$254	$251	$	―	$736
Performance Chemicals EBITDA Margin		21%	20%	20%		—%	20%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019
Purification Solutions EBIT		$(3)	$1	$1	$	―	$(1)
Purification Solutions Depreciation and amortization		6	7	7		—	20
Purification Solutions EBITDA		$3	$8	$8	$	―	$19
Purification Solutions Sales		$65	$72	$73	$	―	$210
Purification Solutions EBITDA Margin		5%	11%	11%		—%	9%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019
Specialty Fluids EBIT		$10	$12	$2	$	―	$24
Specialty Fluids Depreciation and amortization		1	—	—		—	1
Specialty Fluids EBITDA		$11	$12	$2	$	―	$25
Specialty Fluids Sales		$19	$24	$13	$	―	$56
Specialty Fluids EBITDA Margin		58%	50%	15%		—%	45%

Dollars in millions		Fiscal 2019
Reconciliation of Discretionary Free Cash Flow		Dec. Q	Mar. Q	June Q	Sept. Q		FY 2019

Cash flow from operating activities (C)		$(39)	$90	$115	$	―	$166
Less: Changes in net working capital (D)		(111)	22	16		—	(73)
Less: Sustaining and compliance capital expenditures		27	21	28		—	76
Discretionary Free Cash Flow		$45	$47	$71	$	―	$163

(C)	As provided in the Condensed Consolidated Statements of Cash Flows.
(D)	Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.